                                                           Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          --------------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                          --------------------------

                        HAYES WHEELS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


              DELAWARE                                     13-3384636
     (State or other jurisdiction of           (IRS Employer Identification No.)
     incorporation or organization)

       38481 HURON RIVER DRIVE                               48174
          ROMULUS, MICHIGAN                               (Zip Code)
(Address of Principal Executive Offices)

                          --------------------------

                       HAYES WHEELS INTERNATIONAL, INC.

EMPLOYEE                      RETIREMENT                   SAVINGS PLAN FOR
SAVINGS PLAN                  SAVINGS PLAN                 REPRESENTED EMPLOYEES
(Full Title of Plan)          (Full Title of Plan)         (Full Title of Plan)

                          --------------------------


                           DANIEL M. SANDBERG, ESQ.
                           38481 HURON RIVER DRIVE
                           ROMULUS, MICHIGAN 48174
                   (Name and address of agent for service)

                                (313) 941-2000
         (Telephone number, including area code of agent for service)

                          --------------------------

                                   Copy to:
                            ROBERT B. PINCUS, ESQ.
                     SKADDEN, ARPS, SLATE, MEAGHER & FLOM
                              ONE RODNEY SQUARE
                          WILMINGTON, DELAWARE 19899
                                (302) 651-3000


                     -------------------------------------

                        CALCULATION OF REGISTRATION FEE

                     -------------------------------------



                                                   PROPOSED
                                    PROPOSED       MAXIMUM
      TITLE OF                      MAXIMUM       AGGREGATE     AMOUNT OF
    SECURITIES TO  AMOUNT TO BE  OFFERING PRICE    OFFERING    REGISTRATION
    BE REGISTERED   REGISTERED     PER SHARE*       PRICE*         FEE
    -------------  ------------  --------------   ---------    ------------
    Common Stock,    1,000,000      $30.875       $30,875,000    $10,646.55
    $.01 par value     Shares

- -----------------


* Estimated solely for the purpose of calculating the registration fee, on the basis of the average of the high and low prices per share of the Registrant's Common Stock as reported in the on the NASDAQ National Market for July 9, 1996, in accordance with Rule 457(c) promulgated under the Securities Act of 1933.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.
================================================================================

                                    PART I.

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     Note: The document(s) containing the information concerning the Employee Savings Plan, Retirement Savings Plan and the Savings Plan For Represented Employees (collectively, the "Plans"), required by Item 1 of this Form and the statement of availability of registrant information, and other information required by Item 2 of this Form will be sent or given to participants as specified by Rule 428(b)(1). In accordance with Rule 428 and the requirements of Item 1 of Form S-8, such documents are not being filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

     Shares of the Registrant's Common Stock to be purchased for the Plans will be purchased in the open market by the Trustee of the Plans.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents have been filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to either the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are hereby incorporated by reference in this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the year ended January 31, 1996, including the financial statements contained therein;

         (b) The Registrant's Amended Annual Report on Form 10-K/A for the Fiscal Year Ended January 31, 1996, filed on June 28, 1996;

         (c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1996.

         (d) The Registrant's Current Reports on Form 8-K dated June 25, 1996 and July 11, 1996.

         (e) The Registrant's Registration Statement on Form S-4
         (Registration No. 333-04909), including the description of the Registrant's Common Stock contained in the Joint Proxy
         Statement/Prospectus constituting a part thereof.

         (f) All documents filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold), shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified of superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  DESCRIPTION OF SECURITIES.

      Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     None.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     Set forth below is a description of certain provisions of the By-laws (the "By-laws") of the Company and the General Corporation Law of the State of Delaware (the "DGCL"), as such provisions relate to the indemnification of the directors and officers of the Company. This description is intended only as a summary and is qualified in its entirety by reference to the Restated Certificate of Incorporation, the By-laws and the DGCL.

     Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or witness or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reasons of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses, costs and fees (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. If the person indemnified is not wholly successful in such action, suit or proceeding, but is successful, on the merits or otherwise, in one or more but less than all claims, issues or matters in such proceeding, he or she may be indemnified against expenses actually and reasonably incurred in connection with each successfully resolved claim, issue or matter. In the case of an action or suit by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery, or the court in which such action or suit was brought, shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 provides that, to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or manner therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

     The Company's By-laws provide for indemnification by the Company of its directors and officers to the full extent permitted by the DGCL. Pursuant to
Section 145 of the DGCL, the Company will purchase insurance on behalf of its present and former directors and officers against liabilities asserted against or incurred by them in such capacity or arising out of their status as such.

     The Company has entered into or intends to enter into indemnification agreements with each of its executive officers and directors pursuant to which the Company will agree to indemnify such individuals to the extent permitted under Delaware law.


Item 7.  Exemption from Registration Claimed.

       Not applicable.

Item 8.  Exhibits.

    Exhibit                      Title

      4.1 Hayes Wheels International, Inc. Employee Savings Plan (incorporated by reference to Exhibit 4.3 to the Registrant's Registration Statement on Form S-8 (Registration No. 33-71708).

      4.2 Hayes Wheels International, Inc. Retirement Savings Plan (incorporated by reference to Exhibit 4.4 to the Registrant's Registration Statement on Form S-8 (Registration No. 33-71708).

      4.3   First Amendment, dated April 7, 1995, to Hayes Wheels
            International, Inc. Retirement Savings Plan

      4.4 Hayes Wheels International, Inc. Savings Plan for Represented Employees (incorporated by reference to Exhibit 4.5 to the Registrant's Registration Statement on Form S-8 (Registration No. 33-71708).

      4.5 First Amendment, dated May 19, 1995, to Hayes Wheels International, Inc. Savings Plan for Represented Employees

      24(a) Consent of KPMG Peat Marwick, independent certified public accountants.

      25    Powers of Attorney -- contained on signature pages.


      The Registrant will submit or has submitted the Plans and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plans.

Item 9.  UNDERTAKINGS.

       The undersigned Registrant hereby undertakes:

(a)  RULE 415(A) UNDERTAKINGS

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(l)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  RULE 415(B) UNDERTAKING

     The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  RULE 415(H) UNDERTAKING

     Insofar as indemnification for liabilities arising under the-Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, there unto duly authorized, in the City of Romulus, State of Michigan, on July 12, 1996.

                                        HAYES WHEELS INTERNATIONAL, INC.

                                        By: /s/  Ranko Cucuz
                                           -----------------------------------
                                           Ranko Cucuz
                                           Chairman of the Board and Chief
                                           Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature below appoints Daniel M. Sandberg and Barry J. Miller, and each of them, as his attorney-in-fact and agent, with full power of substitution and resubstitution, to sign and file with the Securities and Exchange Commission any amendments to this Registration Statement (including post-effective amendments) and to file with the Securities and Exchange Commission one or more supplements to any prospectus included in any of the foregoing, and generally to do anything else necessary and proper in connect) therewith.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


       Name                             Title                                Date

/s/ Ranko Cucuz             Chairman of the Board of Directors           July 12, 1996
- -------------------------   and Chief Executive Officer; President;
      Ranko Cucuz

/s/ Timothy J. Clark
- --------------------------            Director                           July 12, 1996
    Timothy J. Clark


- --------------------------            Director                           July 12, 1996
Cleveland A. Christophe


- --------------------------     Director                            July 12, 1996
    Peter A. Joseph

- --------------------------     Director                            July 12, 1996
      Paul S. Levy
/s/ John S. Rodewig
- --------------------------     Director                            July 12, 1996
     John S. Rodewig
/s/ Marcos A. Rodriguez
- --------------------------     Director                            July 12, 1996
   Marcos A. Rodriguez
/s/ Kenneth L. Way
- --------------------------     Director                            July 12, 1996
   Kenneth L. Way

/s/ William D. Shovers         Vice President--Finance;            July 12, 1996
- --------------------------     Principal Financial
  William D. Shovers           Officer and Principal Accounting
                               Officer

                               TRUSTEE SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefits plans) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Romulus, State of Michigan, on July 12, 1996.

EMPLOYEE SAVINGS PLAN

By: /s/ Kurt Suckow
    ---------------------------
Name: Kurt Suckow
Title:     Plan Administrator

RETIREMENT SAVINGS PLAN

By: /s/ Kurt Suckow
    ---------------------------
Name:  Kurt Suckow
Title: Plan Administrator


SAVINGS PLAN FOR REPRESENTED EMPLOYEES

By: /s/ Kurt Suckow
    ---------------------------
Name:  Kurt Suckow
Title: Plan Administrator

                                 EXHIBIT INDEX

    Exhibit                   Title
    -------                 ----------
      4.1 Hayes Wheels International, Inc. Employee Savings Plan (incorporated by reference to Exhibit 4.3 to the Registrant's Registration Statement on Form S-8 (Registration No. 33-71708).

      4.2 Hayes Wheels International, Inc. Retirement Savings Plan (incorporated by reference to Exhibit 4.4 to the Registrant's Registration Statement on Form S-8 (Registration No. 33-71708).

      4.3 First Amendment, dated April 7, 1995, to Hayes Wheels International, Inc. Retirement Savings Plan

      4.4 Hayes Wheels International, Inc. Savings Plan for Represented Employees (incorporated by reference to Exhibit 4.5 to the Registrant's Registration Statement on Form S-8 (Registration No. 33-71708).

      4.5 First Amendment, dated May 19, 1995, to Hayes Wheels International, Inc. Savings Plan for Represented Employees

      24(a) Consent of KPMG Peat Marwick, independent certified public accountants.

      25    Powers of Attorney -- contained on signature pages.